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                                                                    EXHIBIT 21.1


                             LISTING OF SUBSIDIARIES


Subsidiary of Metallurg Holdings, Inc.                      Country or State of Incorporation
--------------------------------------                      ---------------------------------
Metallurg, Inc.                                             Delaware

Subsidiaries of Metallurg, Inc.                             Country, State or Province of Incorporation
-------------------------------                             -------------------------------------------
Shieldalloy Metallurgical Corporation                       Delaware
Elektrowerk Weisweiler GmbH                                 Germany
Metallurg (Canada) Limited                                  Quebec
MIR (China), Inc.                                           Delaware
Metallurg International Resources, Inc.                     New York
         Shawdon Enterprises Ltd.                           Cyprus
Metallurg Holdings Corporation                              New Jersey
Metallurg Services, Inc.                                    New York

Subsidiaries of Metallurg Holdings Corporation              Country or State of Incorporation
----------------------------------------------              ---------------------------------
London & Scandinavian Metallurgical Co Limited              England
         S.A. Vickers Limited (dormant)                     England
         H.M.I. Limited (dormant)                           England
         Metal Alloys (South Wales) Limited (dormant)       England
         The Aluminum Powder Company Limited                England
                  Alpoco Developments Limited (dormant)     England
                  Metalloys Limited (dormant)               England
         M & A Powders Limited (dormant)                    England
Metallurg South Africa (Pty.) Limited                       South Africa
W.T. Mines Limited (dormant)                                South Africa
Stand 359 Wadeville Extension 4 (Pty.) Limited              South Africa
Turk Maadin Sirketi                                         Turkey
Gesellschaft fur Elektometallurgic mbH                      Germany
         Societe Miniere du Kivu (dormant)                  Congo
         GfE Umwelttechnik GmbH                             Germany
         Keramed Medizintechnik Gmbh                        Germany
         GfE Metalle und Materialien GmbH                   Germany
         GfE Giesserei- und Stahlwerksbedarf                Germany
         RZM-Recyclingzentrum Mittelfranken GmbH            Germany
Companhia Industrial Fluminense                             Brazil
Ferrolegeringar Aktiengesellschaft                          Zurich, Switzerland
         Metalchimica S. r. l.                              Italy
         FAG Poland Sp. z. o. o.                            Poland


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

Akitebolaget Ferrolegeringar                                Sweden
Metallurg International Resources GmbH                      Germany
         Metallurg International Resources Russia Limited   Russia

Metallurg (Far East) Limited                                Japan
Montanistica S.A.                                           Zug, Switzerland
Metallurg Mexico S.A. de C.V.                               Mexico

Atlantic Alloys and Chemicals Limited (dormant)             Jersey, CI
Caribbean Metals & Alloys Limited (dormant)                 Grand Cayman
Metallurgische Gesellschaft AG (dormant)                    Zurich, Switzerland
Brandau y Cia S.A. (dormant)                                Spain
Aleaciones Metalurgicas Venezolanas C.A. (dormant)          Venezuela
Montan Aktiengesellschaft (dormant)                         Liechtenstein

Notes
-----

Dormant subsidiaries have no operations.


As of April 1, 1999


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